UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 20, 2023

VISION ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-55802	47-4823945
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

95 Christopher Columbus Drive, 16th Floor

Jersey City, NJ 07302

(Address of principal executive offices) (Zip Code)

(551) 298-3600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2023, Matthew Hidalgo resigned as Chief Financial Officer of Vision Energy Corporation (the “Company”) effective immediately. Mr. Hidalgo’s decision to resign was not the result of any disagreement with the Company on any matter relating to how the Company has operated, its policies or its practices, including its controls or financial related matters.

On July 20, 2023, Michael Doyle resigned as a member of the Board of Directors of the Company, effective immediately. Mr. Doyle’s decision to resign was not the result of any disagreement with the Company on any matter relating to how the Company has operated, its policies or its practices, including its controls or financial related matters.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISION ENERGY CORPORATION

Date: July 21, 2023	By:	/s/ Andrew Hromyk
Andrew Hromyk
Chief Executive Officer